UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2016

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) Nucor Corporation (the “Corporation”) held its annual meeting of stockholders (the “Annual Meeting”) on May 13, 2016.

(b) At the Annual Meeting, stockholders elected all eight of the directors nominated by the Board to serve for a term of one year and until their successors are duly elected and qualified. Each director received a greater number of votes cast “for” his or her election than votes “withheld” from his or her election as reflected below. The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2016. The stockholders did not approve the proposal to amend the Corporation’s Restated Certificate of Incorporation to adopt a majority vote standard, eliminate cumulative voting and remove obsolete provisions. The stockholders did not approve the two stockholder proposals presented at the Annual Meeting. For more information on the proposals, see the 2016 Proxy Statement. The final voting results for each of the proposals presented at the Annual Meeting are set forth below.

1. Election of Directors:

Director	Votes For	Votes Withheld	Broker Non-Votes
John J. Ferriola	250,825,317	5,376,790	31,980,798
Gregory J. Hayes	254,388,176	1,813,931	31,980,798
Victoria F. Haynes, Ph.D.	251,992,738	4,209,369	31,980,798
Bernard L. Kasriel	254,275,873	1,926,234	31,980,798
Christopher J. Kearney	254,397,186	1,804,921	31,980,798
Laurette T. Koellner	254,388,109	1,813,998	31,980,798
Raymond J. Milchovich	252,976,366	3,225,741	31,980,798
John H. Walker	254,422,647	1,779,460	31,980,798

2. Ratification of PricewaterhouseCoopers LLP:

Votes For	Votes Against	Abstentions
285,433,329	2,323,007	426,569

3. Approval of the amendment of the Corporation’s Restated Certificate of Incorporation to adopt a majority vote standard, eliminate cumulate voting and remove obsolete provisions:

Votes For	Votes Against	Abstentions	Broker Non-Votes
246,031,826	9,768,902	401,379	31,980,798

4. Stockholder proposal regarding report on lobbying activities and corporate spending on model legislation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,923,115	154,488,235	27,790,757	31,980,798

5. Stockholder proposal regarding greenhouse gas emissions:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,296,603	164,758,566	29,146,938	31,980,798

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: May 17, 2016	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President